Exhibit 99.2

TO:                                                                       HOLDERS OF WARRANTS TO PURCHASE COMMON STOCK OF CRDENTIA CORP.

FROM:                                                    CRDENTIA CORP.

DATE:                                                        APRIL13, 2006

SUBJECT:                                 COMMON STOCK FINANCING – EXERCISE OF WARRANTS

We are pleased to inform you that the Board of Directors (the “Board”) of Crdentia Corp. (the “Company”) has approved a common stock financing at a purchase price of $4.00 per share (the “Financing”).

THE FINANCING – EXERCISE OF WARRANTS

In connection with the sale of 8% Convertible Debentures in January 2006, the Company issued (i) warrants to purchase an aggregate of 166,667 shares of common stock at an exercise price per share of $6.00 (the “Short Term Warrants”); and (ii) warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price per share of $7.50 (the “Long Term Warrants” and, together with the Short Term Warrants, the “Warrants”). Unless otherwise indicated, all per share information in this memorandum reflects the one-for-ten reverse stock split effected by the Company on April 4, 2006.

Subject to the terms set forth in this memorandum, the Company is hereby offering to the holders of the Warrants the opportunity, as part of the Financing, to exercise some or all of the Warrants at an exercise price per share of $4.00. This represents an approximate 33% discount from the exercise price per share of the Short Term Warrants and an approximate 47% discount from the exercise price per share of the Long Term Warrants. The proceeds of this Financing may be used to repay outstanding debt, pay accrued expenses and for other general corporate purposes.

SUMMARY OF COMPANY’S BUSINESS; CONSIDERATIONS AND RISK FACTORS

Please refer to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 filed with the Securities and Exchange Commission on March 31, 2006 (the “Annual Report”) for a description of the Company and its business.

An investment in the Company and participation in the Financing involves a number of considerations, risks and uncertainties, some of which have been outlined in the Annual Report. You should carefully review and consider these factors before agreeing to participate in the Financing. Members of the Company’s executive management team are available to answer any questions you may have. All questions or requests for additional information should be directed to James D. Durham, the Company’s Chairman and Chief Executive Officer, at (972) 850-0780.

PARTICIPATION IN FINANCING

Minimum Amount; Warrant Exercise

Subject to the Company receiving at least $1,000,000 in proceeds from the exercise of the Warrants, each holder of Warrants interested in participating in the Financing will be entitled to exercise some or all of his, her or its Warrants at an exercise price per share of $4.00. The Company expects to close the Warrant exercise portion of the Financing on or about April 25, 2006 (the “Warrant Closing”). The exercise price of any Warrants not exercised in connection with the Warrant Closing will not be adjusted.

Expression of Interest

Please complete the Expression of Interest form attached hereto as Exhibit A to indicate whether or not you are interested in participating in the Warrant Closing of the Financing and return it to Nate Jensen of Morrison & Foerster LLP, the Company’s legal counsel, on or before April 21, 2006. Morrison & Foerster LLP’s facsimile number is (858) 720-5125. If you intend to participate in the Financing, please remember to indicate the aggregate dollar amount of your intended investment. Holders of Warrants who fail to return the Expression of Interest form by April 21, 2006 may not be allowed to participate in the Financing.

Subject to the limitations set forth above, holders of Warrants who return the Expression of Interest form indicating that they wish to participate in the Financing will be sent documentation to execute in connection with the Financing and wire transfer instructions.

FURTHER QUESTIONS

Thank you for your continued support of the Company. Should you have any further questions or requests for additional information, please contact James D. Durham at (972) 850-0780.

This memorandum does not constitute an offer to any person to sell or the solicitation of an offer from any person to buy the securities of the Company in any jurisdiction in which such an offer or sale is not authorized.

EXHIBIT A

EXPRESSION OF INTEREST

TO:                                                    Nate Jensen

Morrison & Foerster LLP

12531 High Bluff Drive
San Diego, CA 92130

Fax No.:      (858) 720-5125

Any holder of Warrants who fails to complete, execute and return this Expression of Interest form to the above address or fax number on or before April 21, 2006 may not be allowed to participate in the Financing.

This Expression of Interest is provided by the undersigned to Crdentia Corp. (the “Company”) in connection with the common stock financing (the “Financing”) described in the Memorandum to the Stockholders dated April 13, 2006 (the “Stockholder Memorandum”). All Capitalized terms not otherwise defined herein shall have the meaning set forth in the Stockholder Memorandum.

The Company has offered to the holders of Warrants the opportunity to exercise some or all of the Warrants at an exercise price of $4.00 per share at the Warrant Closing, subject to the requirement that the Company receive at least $1,000,000 in proceeds from the exercise of the Warrants.

The following option should be selected by holders of Warrants who wish to participate in the Financing:

☐                                    I am interested in participating in the Financing and exercising Warrants in the aggregate amount of $                                 . Furthermore, I hereby represent to the Company as follows:

☐                                    I am an “Accredited Investor” as defined under the Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

☐                                    I am not an “Accredited Investor” as defined under the Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

The following option should be selected by holders of Warrants who do not wish to participate in the Financing:

☐                                    I am not interested in participating in the Financing. I accordingly waive any and all rights that I may have to participate in the Financing. I understand that the exercise price of my Warrants will not be adjusted.

By executing this Expression of Interest and indicating an interest to participate in the Financing, the undersigned acknowledges that this Expression of Interest is merely an expression of the undersigned’s interest in participating in the Financing and is not intended, nor shall it be deemed, to constitute an agreement on the part of the undersigned to exercise Warrants. The undersigned further acknowledges that an agreement to participate in the Financing as indicated herein shall only be made when both the undersigned and an authorized officer of the Company shall have executed written agreements and any and all other documents required by the Company.

Dated: April , 2006,

Signature

By:
Print Name of Holder

Name:
If Holder is not an individual

Title: